Exhibit 4.6


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                                  SERIES 2-B
                                    WARRANT
                    to Purchase Non-Voting Common Stock of

                            RARE MEDIUM GROUP, INC.






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                                         Warrant No. [___]

                                         Original Issue
                                         Date: June 4, 1999

                               TABLE OF CONTENTS

1.  DEFINITIONS ..........................................................   1

2.  EXERCISE OF WARRANT ..................................................   6
    2.1      Manner of Exercise ..........................................   6
    2.2      Payment of Taxes ............................................   7
    2.3      Fractional Shares ...........................................   8
    2.4...................................................................   8

3.  TRANSFER, DIVISION AND COMBINATION ...................................   8
    3.1      Transfer ....................................................   8
    3.2      Division and Combination ....................................   8
    3.3      Expenses ....................................................   9
    3.4      Maintenance of Books ........................................   9

4.  CONVERSION TO SERIES 2-A WARRANTS ....................................   9

5.  ANTIDILUTION PROVISIONS ..............................................   9
    5.1      General .....................................................   9
    5.2      Notice of Adjustment of Exercise Price ......................   9

6.  NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION;
    NOTICE OF EXPIRATION .................................................  10

7.  RESERVATION AND AUTHORIZATION OF NON-VOTING COMMON STOCK;
    REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY ..........  10

8.  NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD;
    TRANSFER BOOKS .......................................................  11
    8.1      Notices of Corporate Actions ................................  11
    8.2      Taking of Record ............................................  12
    8.3      Closing of Transfer Books ...................................  12

9.  TRANSFER RESTRICTIONS ................................................  12
    9.1      Restrictions on Transfers ...................................  12
    9.2      Restrictive Legends .........................................  13
    9.3      Termination of Securities Law Restrictions ..................  13

10. LOSS OR MUTILATION ...................................................  14

11. OFFICE OF THE COMPANY ................................................  14

12. FINANCIAL AND BUSINESS INFORMATION ...................................  15

13. DILUTION FEE .........................................................  16

14. MISCELLANEOUS ........................................................  17
    14.1   Nonwaiver .....................................................  17
    14.2   Notice Generally ..............................................  17
    14.3   Indemnification ...............................................  17
    14.4   Limitation of Liability .......................................  18
    14.5   Remedies ......................................................  18
    14.6   Successors and Assigns ........................................  18
    14.7   Amendment .....................................................  18
    14.8   Severability ..................................................  18
    14.9   Headings ......................................................  18
    14.10  GOVERNING LAW; JURISDICTION 18

ANNEX A

    SUBSCRIPTION FORM.....................................................  21

ANNEX B

    ASSIGNMENT FORM ......................................................  22

     NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFI CATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.



                                                Warrant No. [___]

                                  SERIES 2-B
                                    WARRANT

              TO PURCHASE ____ SHARES OF NON-VOTING COMMON STOCK
                          (SUBJECT TO ADJUSTMENT) OF

                            RARE MEDIUM GROUP, INC.


          THIS IS TO CERTIFY THAT APOLLO INVESTMENT FUND IV, L.P., or its registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from RARE MEDIUM GROUP, INC., a Delaware corporation (the "Company"), one (1) share of the Non-Voting Common Stock of the Company (subject
 -------
to adjustment as provided herein), at a purchase price per share (the initial "Exercise Price", subject to adjustment as provided herein) equal to $7.00.
---------------

1.  DEFINITIONS
    -----------

          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Affiliate" of any Person means any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "After-Tax Basis" when referring to a payment that is required hereunder (the "target amount"), shall mean a total payment (the "total amount") that, after deduction of all federal, state and local taxes that are required to be paid by the recipient in respect of the receipt or accrual of such total amount, is equal to the target amount.

          "Agreed Rate" shall mean the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate.

          "Apollo Stockholders" shall mean Apollo Investment Fund IV, L.P. or any of its Affiliates.

          "Appraised Value" per share of Common Stock as of a date specified herein shall mean the value of such a share as of such date as determined by an investment bank of nationally recognized standing selected by the Majority Warrant Holders and reasonably acceptable to the Company. If the investment bank selected by the Majority Warrant Holders is not reasonably acceptable to the Company, and the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment bank, then the Company and the Majority Warrant Holders shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Majority Warrant Holders), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the entire Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and (B) the liquidation value of the entire Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants, (iii) the fact that the Warrants or Warrant Stock may constitute "restricted securities" for securities law purposes, (iv) the existence of any call option or (v) any other grounds.

          "Book Value" per share of Common Stock as of a date specified herein shall mean the consolidated book value of the Company and its Subsidiaries as of such date divided by the number of shares of Common Stock Outstanding on such date. Such book value shall be determined in accordance with GAAP, except that there shall be no reduction in such book value by reason of any amount that may be required either as an offset to or reserve against retained earnings or as a deduction from book value as a result of the issuance, existence, anticipated exercise of, or anticipated cost to the Company of the repurchase of, any of the Warrants.

          "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 5 hereof.

          "Company" means Rare Medium Group, Inc., a Delaware corporation, and any successor corporation.

          "Current Market Price" shall mean as of any specified date the average of the daily market price of one share of the Common Stock for the shorter of
(x) the twenty (20) consecutive Business Days immediately preceding such date or
(y) the period commencing on the Business Day next following the first public announcement by the Company of any event giving rise to an adjustment of the Exercise Price pursuant to Section 5 below and ending on such date. The "daily market price" of one share of Common Stock for each such Business Day shall be:
(i) if the Common Stock is then listed on a national securities exchange or is listed on NASDAQ and is designated as a National Market System security, the last sale price of one share of Common Stock, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for one share of Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

          "Designated Office" shall have the meaning set forth in Section 11 hereof.

          "Dilution Fee" shall have the meaning set forth in Section 13 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "Exercise Date" shall have the meaning set forth in Section 2.1 hereof.

          "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

          "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

          "Exercise Price" shall mean, in respect of a share of Non-Voting Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Sections 2.4 and 5 hereof.

          "Expiration Date" shall mean the tenth anniversary of the Original Issue Date.

          "Fair Value" per share of Common Stock as of any specified date shall mean (A) if the Common Stock is publicly traded on such date, the Current Market Price per share or (B) if the Common Stock is not publicly traded on such date,
(1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (2) if the Majority Warrant Holders object in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

          "Holder" shall mean (a) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or shares of Warrant Stock, the Person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Majority Warrant Holders", with respect to a given determination, shall mean the Holders of Warrants representing more than fifty percent (50%) of all then outstanding Warrants.

          "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

          "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

          "Non-Voting Common Stock" shall mean the non-voting common stock, par value $0.01 per share, as the Company.

          "Opinion of Counsel" means a written opinion of outside counsel experienced in Securities Act matters chosen by the Holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

          "Original Issue Date" shall mean the date on which this Warrant was issued, as set forth on the cover page of this Warrant.

          "Original Warrants" shall mean the Warrants originally issued by the Company on June 4 1999 to the Apollo Stockholders.

          "Outside Date" shall mean the date which is 120 days after the Original Issue Date.

          "Outstanding" shall mean, when used with reference to Common Stock or Non-Voting Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock or Non-Voting Common Stock, as the case may be, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock or Non-Voting Common Stock, as the case may be.

          "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Restricted Common Stock" shall mean shares of Non-Voting Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 9.2(a) hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock of the Company.

          "Series B Preferred Stock" shall mean the Series B Preferred Stock of the Company.

          "Share Withholding Option" has the meaning set forth in Section 2.1 hereof.

          "Subsidiary" shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

          "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest therein, which would constitute a "sale" thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

          "Warrant Price" shall mean an amount equal to (i) the number of shares of Non-Voting Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

          "Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrants, and any additional Warrants issued together with shares of Series A Preferred Stock paid as dividends, or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Non-Voting Common Stock for which they may be exercised and their date of issuance.

          "Warrant Stock" generally shall mean the shares of Non-Voting Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.


 2.  EXERCISE OF WARRANT
     -------------------

          2.1  Manner of Exercise.  (a)  From and after the Original Issue Date
               ------------------
and until 5:00 P.M., New York time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Non-Voting Common Stock purchasable hereunder (as determined pursuant to Section 2.2 below); provided, however, if
                                                         --------  -------
after the Outside Date, any Holder of this Warrant elects to convert such warrant to Non-Voting Common Stock pursuant to this Section 2 and it is determined that the Company cannot issue Non-Voting Common Stock, the Company shall use its reasonable efforts to deliver to such Holder securities, cash or other property to provide such Holder with the economic equivalent of an exercise of the Series 2-B Warrant into, and an immediate sale of, the Non-Voting Common Stock. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at its Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"),
                                                              ---------------
which Exercise Notice shall be irrevocable and specify the number of shares of Non-Voting Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed
                                                          -------
by the Holder or its duly authorized agent or attorney.

          (b) Upon receipt by the Company of such Exercise Notice, Warrant and payment, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Non-Voting Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to Section 9 below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

          (c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price (the "Share Withholding Option"), or
                                             ------------------------
(iii) by surrendering to the Company shares of Non-Voting Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price. In the event of any withholding of Warrant Stock or surrender of Non-Voting Common Stock pursuant to clause (ii) or (iii) above where the number of shares whose Fair Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section
2.3 hereof.

          (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Non-Voting Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Non-Voting Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares of Non-Voting Common Stock in the name of any Person who acquired this Warrant (or part hereof) or any shares of Warrant Stock otherwise than in accordance with this Warrant.

          (e) All Warrants delivered for exercise shall be canceled by the Company.

          2.2  Payment of Taxes.  All shares of Non-Voting Common Stock issuable
               ----------------
upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder and the Company shall reimburse the Holder therefor on an After-Tax Basis. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any Transfer involved in the issue and delivery of shares of Non-Voting Common Stock issuable upon exercise of this Warrant in a name other than that of the holder of the Warrants to be exercised, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          2.3  Fractional Shares.  The Company shall not be required to issue a
               -----------------
fractional share of Non-Voting Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by (i) the Current Market Price of one share of Non-Voting Common Stock on the Exercise Date, if the Non-Voting Common Stock is then publicly traded, or (ii) the Book Value per share of Non-Voting Common Stock based on the most recent available consolidated balance sheet of the Company, if the Non-Voting Common Stock is not then publicly traded.

          2.4  Reduced Exercise Price.  In the event that the Company shall not
               ----------------------
have obtained the approval of its stockholders of the conversion of the Series 2-B Warrants into Series 2-A Warrants (the "Series 2-B-to-2-A Conversion"), on
                                            ----------------------------
or prior to the Outside Date the Exercise Price herein shall be reduced to $0.01.


 3.  TRANSFER, DIVISION AND COMBINATION
     ----------------------------------

          3.1  Transfer.  Subject to compliance with Section 9 hereof, each
               --------
transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the
                                          -------
Holder or its agent or attorney and funds sufficient to pay any transfer taxes described in Section 2.2 in connection with the making of such transfer. Upon such surrender and delivery and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 9, may be exercised by the new Holder for the purchase of shares of Non-Voting Common Stock without having a new Warrant issued.

          3.2  Division and Combination.  Subject to compliance with the
               ------------------------
applicable provisions of this Warrant including, without limitation, Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          3.3  Expenses.  The Company shall prepare, issue and deliver at its
               --------
own expense any new Warrant or Warrants required to be issued under this Section 3 (other than pursuant to Section 2.2 hereof).

          3.4  Maintenance of Books.  The Company agrees to maintain, at the
               --------------------
Designated Office, books for the registration and transfer of the Warrants.


 4.  CONVERSION TO SERIES 2-A WARRANTS
     ---------------------------------

          4.1  Conversion.  The Company will, as soon as practicable, duly call,
               ----------
give notice of, convene and hold a meeting of its stockholders for the purpose of approving, among other things, the Series 2-B-to-2-A Conversion. The Company shall use its best efforts to secure such approval on or prior to the Outside Date. Upon stockholder approval of the Series 2-B-to-2-A Conversion, whenever obtained, this Warrant shall, without any action on the part of the Holder hereof or the Company, be automatically converted into one Series 2-A Warrant (a "Series 2-A Warrant") in the form attached as Annex 2-C to the Amended and
 ------------------
Restated Securities Purchase Agreement dated as of June 4 1999 among the Company, the Apollo Stockholders and certain other parties thereto, to purchase the same number of shares of Common Stock (subject to adjustment) as could be purchased upon the exercise of this Warrant immediately prior to such conversion.

          4.2 Promptly following any conversion of this Warrant into a Series 2-A Warrant pursuant to Section 4.1 above, the Holder of this Warrant shall (i) surrender this Warrant, at the office of the Company or of the transfer agent for this Warrant and (ii) state in writing the name or names in which the Series 2-A Warrant is to be registered. As soon as practical following receipt of the foregoing, the Company shall deliver to such former Holder of this Warrant one or more Series 2-A Warrants in denominations acceptable to such Holder. Such conversion shall be deemed to have been effected as of the close of business on the date on which the stockholders of the Company approve the Series 2-B-to-2-A Conversion.


 5.  ANTIDILUTION PROVISIONS
     -----------------------

          5.1  General.  The number of shares of Non-Voting Common Stock
               -------
Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time in the same manner as the number of shares of Common Stock issuable upon exercise of the Series 1-A Warrant and the "Exercise Price" as set forth in the Series 1-A Warrant and adjusted pursuant to
Section 5 thereof.

           5.2 Notice of Adjustment of Exercise Price.  Whenever the Exercise
               --------------------------------------
Price is adjusted as herein provided:

               (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 5 and shall prepare a certificate signed by the

     Treasurer or Chief Financial Officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or exercise of Warrants; and

               (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all Holders at their last addresses as they shall appear in the stock register.


 6.  NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF EXPIRATION
     --------------------------------------------------------------------------

          (a) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          (b) The Company shall deliver to each Holder of Warrants on or before six months prior to the tenth anniversary of the Original Issue Date, but no earlier than nine months prior to the tenth anniversary of the Original Issue Date, advance notice of such tenth anniversary and of the anticipated Expiration Date. If the Company fails to fulfill in a timely manner the notice obligation set forth in the prior sentence, it shall provide such notice as soon as possible thereafter.


  7. RESERVATION AND AUTHORIZATION OF NON-VOTING COMMON STOCK; REGISTRATION WITH
     ---------------------------------------------------------------------------
     OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY
     -----------------------------------------

          From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Non-Voting Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Non-Voting Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Non-Voting Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Non-Voting Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.


8.  NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS
    -------------------------------------------------------------

          8.1  Notices of Corporate Actions.
               ----------------------------

               In case:

               (a) the Company shall take an action or an event shall occur, that would require an Exercise Price adjustment pursuant to Section 5; or

               (b) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

               (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 8.1.

          8.2  Taking of Record.  In the case of all dividends or other
               ----------------
distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

          8.3  Closing of Transfer Books.  The Company shall not at any time,
               -------------------------
except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


9.  TRANSFER RESTRICTIONS
    ---------------------

          The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

          9.1  Restrictions on Transfers.  Neither this Warrant nor any shares
               -------------------------
of Restricted Common Stock issued upon the exercise hereof shall be transferred, sold, assigned, exchanged, mortgaged, pledged, hypothecated or otherwise disposed of or encumbered without compliance with the provisions of, and are otherwise restricted by the provisions of, the Securities Act, the rules and regulations thereunder and this Warrant. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 9.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.2(b), unless the Holder delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 9.1.

          9.2  Restrictive Legends.  (a)  Except as otherwise provided in this
               -------------------
Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGE, MORTGAGE, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT AND THE RULES AND REGULATIONS THEREUNDER."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN A CERTAIN SERIES 2-B WARRANT DATED JUNE 4, 1999, ORIGINALLY ISSUED BY RARE MEDIUM GROUP, INC. (THE "WARRANT") PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF THE WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF RARE MEDIUM GROUP, INC."

          (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "NEITHER THIS SERIES 2-B WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE SERIES 2-B WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT."

          9.3  Termination of Securities Law Restrictions.  Notwithstanding the
               ------------------------------------------
foregoing provisions of this Section 9, the restrictions imposed by Section 9.1(b) upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 9.2 shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 9.1(b) and 9.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

          "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN SERIES 2-B WARRANT CONTAINED IN SECTIONS 9.1(b) AND 9.2 HEREOF TERMINATED ON ______________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Non-Voting Common Stock not bearing the restrictive legend set forth in Section 9.2(a).


10. LOSS OR MUTILATION
    ------------------

          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of the Apollo Stockholders, shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided,
                                                                       --------
however, that, in the case of mutilation, no indemnity shall be required if this
-------
Warrant in identifiable form is surrendered to the Company for cancellation.


11. OFFICE OF THE COMPANY
    ---------------------

          As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for
                  ---------- ------
exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 44 West 18th Street, 6th Floor, New York, New York 10011. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten (10) Business Days prior to the effective date of such change.

12. FINANCIAL AND BUSINESS INFORMATION
    ----------------------------------

          (a)  Financial Reports.
               -----------------

          Until (i) the Company shall no longer be required to deliver financial reports in connection with the Series A Preferred Stock, or (ii) the Expiration Date, whichever first occurs, the Company shall furnish to Apollo Investment Fund IV, L.P. the following:

               (i)    Monthly Reports. As soon as available, but not later than
                      ---------------
      30 days after the end of each fiscal month, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principals consistently applied (except for the absence of footnotes and year-end adjustments).

               (ii)   Quarterly Reports. As soon as available, but not later
                      -----------------
     than 45 days after the end of each quarterly accounting period, (A) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in shareholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principals consistently applied, subject to normal year-end adjustments and the absence of footnote disclosure, and (B) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

               (iii)  Annual Audit.  As soon as available, but not later than 90
                      ------------
     days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in shareholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors (the "Accountants"). The Company and its Subsidiaries shall maintain a system
      -----------
     of accounting sufficient to enable its Accountants to render the report referred to in this Section 12(a)(iii).

               (iv) Miscellaneous.  Promptly upon becoming available, each of
                    -------------
     the following:

               (A) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its shareholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the SEC, any securities exchange or the NASD;

               (B) notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

               (C) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

               (D) upon request, any other routinely collected financial or other information available to management of the Company or its Subsidiaries (including, without limitation, routinely collected statistical data).

          (b)  Other Holders. Without duplication of any document or information
               -------------
provided pursuant to this Section 12, the Company shall provide to each Holder of Warrants or Warrant Stock the following:

               (i) as soon as available, but not later than 45 days after the end of each quarterly accounting period, a Form 10-Q or, if the Company does not then file quarterly reports with the SEC, the documents referred to in Section 12(a)(ii).

               (ii) as soon as available, but not later than 90 days after the end of each fiscal year, a Form 10-K or, if the Company does not then file annual reports with the SEC, the audited consolidated financial statements referred to in Section 12(a)(iii).

               (iii)simultaneously with any distribution of any document to the stockholders of the Company generally, any such document so distributed.


 13. DILUTION FEE
     ------------

          In the event any dividends are declared with respect to the Common Stock, the holder of this Warrant as of the record date established by the Board of Directors for such dividend shall be entitled to receive as a dilution fee (the "Dilution Fee") an amount (whether in the form of cash, securities or other
      ------------
property) equal to the amount (and in the form) of the dividends that such holder would have received had this Warrant been exercised for purchase of Non-Voting Common Stock (on the basis of one share of Common Stock for each share of Non-Voting Common Stock for which this Warrant is then exercisable) as of the record date of such dividend, such Dilution Fee to be payable on the payment date of the dividend established by the Board of Directors (the "Dilution Fee Payment Date"). The
                                            -------------------------
record date for any such Dilution Fee shall be the record date for the applicable dividend, and any such Dilution Fee shall be payable to the persons in whose name this Warrant is registered at the close of business on the applicable record date.


 14. MISCELLANEOUS
     -------------

          14.1 Nonwaiver.  No course of dealing or any delay or failure to
               ---------
exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

          14.2 Notice Generally.  Any notice, demand, request, consent,
               ----------------
approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

          (b)  if to the Company, at the Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been sent by Federal Express or another recognized overnight courier service.

          14.3 Indemnification.  If the Company fails to make, when due, any
               ---------------
payments provided for in this Warrant, the Company shall pay to the Holder hereof (a) interest at the Agreed Rate on any amounts due and owing to such Holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such default hereunder.

          14.4 Limitation of Liability.  No provision hereof, in the absence of
               -----------------------
affirmative action by the Holder to purchase shares of Non-Voting Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          14.5 Remedies.  Each Holder of Warrants and/or Warrant Stock, in
               --------
addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

          14.6 Successors and Assigns.  Subject to the provisions of Sections
               ----------------------
3.1, 9.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

          14.7 Amendment.  This Warrant and all other Warrants may be modified
               ---------
or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be
                                          --------
modified or amended to reduce the number of shares of Non-Voting Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the Holder thereof.

          14.8 Severability.  Wherever possible, each provision of this Warrant
               -----------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          14.9 Headings.  The headings used in this Warrant are for the
               --------
convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          14.10  GOVERNING LAW; JURISDICTION.  IN ALL RESPECTS, INCLUDING ALL
                 ---------------------------
MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND

THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF DELAWARE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED,
                                                                       --------
THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


                                    RARE MEDIUM GROUP, INC.


                                    By:_______________________
                                       Name:
                                       Title:


[SEAL]

Attest:


By:_____________________________
   Name:
   Title:

                                    ANNEX A
                                    -------

                               SUBSCRIPTION FORM
                               -----------------

                [To be executed only upon exercise of Warrant]



          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares Non-Voting Common Stock of Rare Medium Group, Inc. and herewith makes payment therefor in ______________, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Non-Voting Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is ___________________________________________________ and, if such shares of Non-
Voting Common Stock shall not include all of the shares of Non-Voting Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Non-Voting Common Stock issuable hereunder be delivered to the undersigned.

                               _______________________________
                               (Name of Registered Owner)

                               _______________________________
                               (Signature of Registered Owner)

                               _______________________________
                               (Street Address)

                               _______________________________
                               (City)    (State)    (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    ANNEX B
                                    -------

                                ASSIGNMENT FORM
                                ---------------


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the under signed under this Warrant, with respect to the number of shares of Non-Voting Common Stock set forth below:

                                          No. of Shares of
Name and Address of Assignee              Non-Voting Common Stock
----------------------------              -----------------------



and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of Rare Medium Group, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:___________________     Print Name:___________________



                              Signature:____________________

                              Witness:______________________


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.